Exhibit 99.1

Rite Aid Takes Steps to Accelerate Transformation and Position Company for Long-Term Success

Reaches Agreement in Principle with Key Creditors on the Terms of Financial Restructuring Plan

Initiates Voluntary Chapter 11 Process to Implement a Consensual Financial Restructuring That Will Significantly Reduce Debt and Enable Execution of Key Initiatives

Receives Commitment for $3.45 Billion in New Financing to Support Business Operations

Continuing to Serve Customers and Deliver Healthcare Products and Services Across Retail and Online Platforms

PHILADELPHIA – Oct. 15, 2023 – Rite Aid Corporation (NYSE: RAD) (“Rite Aid” or the “Company”) today announced it has reached an agreement in principle with certain of its senior secured noteholders on the terms of a financial restructuring plan that will allow the Company to accelerate its ongoing business transformation. Implementing the contemplated restructuring plan will significantly reduce the Company’s debt, increase its financial flexibility and enable it to execute on key initiatives. In connection with this, Rite Aid has initiated a voluntary court-supervised process under Chapter 11 of the U.S. Bankruptcy Code.

Rite Aid is continuing to deliver leading healthcare products and services across its retail and online platforms for the nearly one million customers it serves daily. The Company remains committed to improving health outcomes and delivering on its purpose to help people achieve whole health for life.

The court-supervised process provides an orderly and efficient forum for Rite Aid to:

•	Finalize and build consensus for the agreement in principle the Company has reached with certain of its senior secured noteholders;

•	Accelerate the Company’s store footprint optimization plan;

•	Implement a proposed transaction under which MedImpact would acquire Elixir Solutions, subject to the outcome of a court-approved marketing process;

•	Access additional liquidity; and

•	Resolve litigation claims in an equitable manner.

In connection with this process, Rite Aid has received a commitment for $3.45 billion in new financing from certain of its lenders. This financing is expected to provide sufficient liquidity to support the Company throughout this process.

In a separate press release, Rite Aid today announced the appointment of Jeffrey S. Stein as Chief Executive Officer, Chief Restructuring Officer and a member of the Company’s Board of Directors, effective immediately. Mr. Stein is an experienced corporate leader and executive director with significant expertise in supporting companies that are driving meaningful business transformations and undergoing financial restructurings. He succeeds Elizabeth (“Busy”) Burr, who has served as Interim CEO since January 2023. Ms. Burr will continue in her role as a Director on the Company’s Board.

Mr. Stein said, “Rite Aid has served customers and communities across our country for more than 60 years, and the important actions we are taking today will enable us to move ahead as a stronger company. With the support of our lenders, we look forward to strengthening our financial foundation, advancing our transformation initiatives and accelerating the execution of our turnaround strategy. In doing so, we will be even better able to deliver the healthcare products and services our customers and their families rely on – now and into the future.”

Mr. Stein continued, “We remain focused on serving our customers and communities, and we are grateful that they continue to choose our stores and pharmacies for their healthcare needs. We thank our associates for their ongoing hard work and dedication, and we extend our gratitude to our partners, suppliers and vendors for their continued support.”

Reducing Debt and Enhancing Financial Flexibility

The Company has reached an agreement in principle with certain of its senior secured noteholders on the terms of a financial restructuring that would significantly reduce the Company’s debt.

Rite Aid intends to use the court-supervised process to finalize the agreement in principle, build additional consensus for the financial restructuring plan it contemplates and implement it as quickly and efficiently as possible.

Optimizing the Company’s Store Footprint

Rite Aid regularly evaluates its store portfolio to ensure it is operating efficiently while meeting the needs of its customers, communities and associates. In connection with the court-supervised process, the Company will continue assessing its footprint and close additional underperforming stores. These efforts will further reduce the Company’s rent expense and are expected to strengthen its overall financial performance.

Mr. Stein added, “The court-supervised process provides Rite Aid with legal tools to accelerate our footprint optimization in an efficient and orderly manner. We look forward to working closely with our landlords to determine the best path forward for each of our stores.”

The Company is making every effort to ensure customers of impacted stores have access to health services, whether at another Rite Aid or a nearby pharmacy, and will work to transfer prescriptions accordingly so that there is no disruption of services. The Company will also transfer associates at impacted stores to other Rite Aid locations where possible.

A&G Realty Partners is assisting the Company with its store closing and lease restructuring program. Rite Aid landlords are encouraged to contact A&G Realty Partners through its website, www.agrealtypartners.com.

Serving Elixir Clients, Plan Sponsors, Members and Customers While Conducting a Sale Process

Rite Aid has entered into an agreement with MedImpact Healthcare Systems, Inc. (“MedImpact”), an independent pharmacy benefit solutions company, pursuant to which MedImpact will acquire Rite Aid’s Elixir Solutions business. Under the terms of the agreement, MedImpact will serve as the “stalking horse bidder” in a court-supervised sale process under section 363 of the U.S. Bankruptcy Code. Accordingly, the proposed transaction is subject to higher and better offers, court approval and other customary conditions.

Elixir Solutions is operating normally and continuing to serve clients, plan sponsors, members and customers as usual.

Elixir Insurance is not included in Rite Aid’s Chapter 11 process or the proposed transaction with MedImpact, and it is continuing to operate and serve members as usual.

Additional Information About the Court-Supervised Process

Rite Aid and certain of its subsidiaries, including those that comprise Elixir Solutions, have filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of New Jersey. Elixir Insurance is not included in the Chapter 11 process.

The Company has filed a number of customary motions with the Court seeking authorization to support its operations, including the payment of employee wages, salaries and benefits without interruption. The Company expects to receive court approval for these requests shortly. The Company intends to pay vendors and suppliers in full for goods and services provided on or after the filing date.

Additional information regarding the Company’s court-supervised process is available at www.riteaidrestructuring.com. Court filings and other information related to the proceedings are available on a separate website administrated by the Company’s claims agent, Kroll, at https://restructuring.ra.kroll.com/RiteAid; by calling Kroll toll-free at (844) 274-2766, or (646) 440-4878 for calls originating outside of the U.S. or Canada; or by emailing Kroll at RiteAidInfo@ra.kroll.com.

Kirkland & Ellis LLP is serving as legal advisor, Guggenheim Securities is serving as investment banker and Alvarez & Marsal is serving as transformation officer and financial advisor to the Company.

About Rite Aid

Rite Aid is a full-service pharmacy that improves health outcomes. Rite Aid is defining the modern pharmacy by meeting customer needs with a wide range of vehicles that offer convenience, including retail and delivery pharmacy, as well as services offered through our wholly owned subsidiaries, Elixir, Bartell Drugs and Health Dialog. Elixir, Rite Aid’s pharmacy benefits and services company, consists of accredited mail and specialty pharmacies, prescription discount programs and an industry leading adjudication platform to offer superior member experience and cost savings. Health Dialog provides healthcare coaching and disease management services via live online and phone health services. Regional chain Bartell Drugs has supported the health and wellness needs in the Seattle area for more than 130 years. Rite Aid employs more than 6,100 pharmacists and operates more than 2,100 retail pharmacy locations across 17 states. For more information, visit www.riteaid.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes statements that may constitute “forward-looking statements,” including expectations regarding the Company’s business plan and initiatives, the Company’s ability to continue to operate its business as currently contemplated, the effect of the Chapter 11 reorganization and the sufficiency of the financing package described above, the Company’s ability to emerge from the Chapter 11 reorganization as a stronger and more competitive enterprise, the Company’s continued engagement in discussions with the potential bidders regarding the Company’s sale processes for all, or a portion of the Company’s assets, including the Company’s ability to consummate any particular sale transaction, and other statements regarding the Company’s plans and strategy. When used in this document, the words “will,” “target,” “expect,” “continue,” “believe,” “seek, “anticipate,” “estimate,” “intend,” “could,” “would,” “strives” and similar expressions are generally intended to identify forward-looking statements. These statements are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. A number of important factors could cause actual results of the Company and its subsidiaries to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties outlined in the risk factors detailed in Item 1A. “Risk Factors,” of the Company’s Annual Report on Form 10-K for the fiscal year ended March 4, 2023 (as filed with the Securities and Exchange Commission (“SEC”) on May 1, 2023) and other risk factors identified from time to time in the Company’s filings with the SEC. Readers should carefully review these risk factors, and should not place undue reliance on the Company’s forward-looking statements. The Company undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

INVESTORS:

Byron Purcell (717)

975-3710

investor@riteaid.com

MEDIA:

Joy Errico (717)

975-5718

press@riteaid.com